Exhibit 3.1

I CERTIFY THIS TO BE A TRUE COPY OF THE CONSTITUTION.

OF	Macquarie Leasing Pty Limited

Paula Walsh
COMPANY SECRETARY

Constitution of

MACQUARIE LEASING PTY.

LIMITED

ACN 002674982

The Corporations Act

A proprietary company limited by shares

Allens Arthur Robinson

Level 28

Deutsche Bank Place

Corner Hunter and Phillip Streets

Sydney NSW 2000 Australia

Tel +61 2 9230 4000

Fax +61 2 9230 5333

www.aar.com.au

© Copyright Allens Arthur Robinson, Australia 2010

Constitution for MACQUARIE LEASING PTY. LIMITED

Table of Contents

General		5

1.	Definitions	5

2.	Interpretation	6

3.	No invalidation for inconsistency	6

4.	Replaceable Rules	6

5.	Transitional	6

6.	Proprietary Company Provisions	7

Capital		7

7.	Issue of Securities	7

8.	Power to Alter Share Capital	7

9.	Recognition of Third Party Interests	8

10.	Surrender of Securities	8

11.	Joint Holders	8

12.	Power to Issue Preference Shares	9

13.	Terms of Issue	9

14.	No Other Rights	10

15.	Repayment of Capital	10

16.	Participation in Surplus Assets and Profits	10

17.	Cumulative or Non-Cumulative Dividends	10

18.	Voting and Rights to Receive Notices	11

19.	Priority of Payment of Capital and Dividends	11

20.	Variation of Rights	12

Certificates for Securities		15

21.	Certificates	15

Forfeiture		15

22.	Liability to Forfeiture	15

23.	Power to Forfeit	15

24.	Consequences of Forfeiture	16

25.	Notice of Forfeiture	16

26.	Reissue of Forfeited Shares	16

Call on Shares and Interest on Sums Due		17

27.	The Board’s Power to Make Calls	17

28.	Interest on Unpaid Amounts	17

29.	Differentiation Between Holders	17

Constitution for MACQUARIE LEASING PTY. LIMITED

Transfer of Securities		18

30.	Transfers	18

31.	Board may Refuse to Register	18

32.	Board must Register Certain Transfers	18

33.	Transfer and Certificate	18

Transmission of Securities		19

34.	Transmission on Death	19

35.	Transmission by Operation of Law	19

General Meetings		19

36.	General Meetings	19

37.	Notice of General Meetings	20

38.	Quorum for General Meetings	20

39.	Conduct of General Meetings	20

40.	Adjournment of General Meetings	21

41.	Voting at General Meetings	21

42.	Special Meetings	22

43.	Procedure for Polls	22

44.	Chair has Casting Vote	22

45.	Representation and Voting of Shareholders	22

46.	Restriction on Voting Rights	23

47.	Form of Proxy	23

48.	Number of Proxies	24

49.	Validity of Proxies, Attorneys and Representatives	24

Directors		25

50.	Number of Directors	25

51.	Appointment and Removal	25

52.	No Share Qualification	25

53.	Remuneration	25

54.	Vacation of Office	26

55.	Retirement Allowance for Directors	26

56.	Directors May Lend to the Company	27

57.	Alternate Directors	27

Managing Director and Powers of the Board		28

58.	Appointment of a Managing Director	28

59.	Powers of the Board and Managing Director	29

Constitution for MACQUARIE LEASING PTY. LIMITED

Proceedings of the Board		29

60.	Proceedings	29

61.	Meetings by Technology	29

62.	Chair of the Board	30

63.	Directors’ Voting Rights and Exercise of Powers	30

64.	Wholly Owned Subsidiary	31

65.	Material Personal Interests	31

66.	Committees	32

67.	Written Resolutions	32

68.	Single Director Decisions	33

69.	Defects in Appointments	33

Secretaries and Other Officers		33

70.	Secretaries	33

71.	Other Officers	34

Seals and Execution of Documents		34

72.	Seals and Execution of Documents	34

Dividends, Interest and Reserves		34

73.	Reserves	34

74.	Dividend Determination Binding	35

75.	Powers to Determine Dividends and Pay Interest	35

76.	Crediting of Dividends	35

77.	Deduction of Unpaid Amounts	35

78.	Distributions in Kind	36

79.	Payment of Distributions	36

80.	Differential Dividends	37

Capitalisation of Profits		38

81.	Capitalisation of Profits	38

Indemnity and Insurance		39

82.	Indemnity	39

83.	Insurance	40

Winding Up		40

84.	Winding Up	40

Notices		40

85.	Notices Generally	40

Constitution for MACQUARIE LEASING PTY. LIMITED

Constitution of MACQUARIE LEASING PTY. LIMITED ACN 002674982, a proprietary company limited by shares.

General

1.	Definitions

The following definitions apply in this Constitution unless the context requires otherwise:

Board means all or some of the Directors for the time being acting as a board.

call includes any instalment of a call and any amount due on the issue of any share.

Chair means the person occupying the position of Chair or acting Chair of the Board under rule 62 or, in relation to a general meeting, any other person occupying the position of Chair under rule 39.

company means MACQUARIE LEASING PTY. LIMITED ACN 002674982.

Constitution means this constitution.

Corporations Act means the Corporations Act 2001 (Cth) and the Corporations Regulations 2001 (Cth).

Director means a person appointed or elected to the office of Director of the company in accordance with this Constitution and where the context permits includes any alternate Director acting as a Director.

Dividend includes an interim dividend.

Employee Shareholder means a shareholder of the company who:

(a)	is an employee of the company or one of its subsidiaries; or

(b)	was an employee of the company or one of its subsidiaries when they became a shareholder of the company.

Secretary means a person appointed as, or to perform the duties of, secretary of the company.

Securities includes shares, rights to shares, options to acquire shares and other securities with rights of conversion to equity, in each case as issued or granted by the company.

Shareholder Present means, in connection with a meeting, the shareholder present at the venue or venues for the meeting, in person or by proxy, by attorney or, where the shareholder is a body corporate, by representative.

Constitution for MACQUARIE LEASING PTY. LIMITED

2.	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless any contrary intention appears in this Constitution or the context requires otherwise.

(a)	The singular includes the plural and the converse also applies.

(b)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(c)	A reference to a person includes a corporation, trust, partnership, unincorporated body or other entity, whether or not it comprises a separate legal entity.

(d)	A reference to a rule is a reference to a rule of this Constitution.

(e)	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(f)	A word or phrase given a meaning in the Corporations Act has the same meaning in this Constitution.

3.	No invalidation for inconsistency

(a)	The Constitution is to be interpreted subject to the Corporations Act. Despite anything contained in this Constitution, if the Corporations Act:

(i)	prohibits an act being done, the act must not be done;

(ii)	requires an act to be done, or not to be done, authority is given for that act to be done, or not to be done, as the case may be; and

(iii)	requires this Constitution to contain a provision, or not contain a provision and it does not contain that provision, this Constitution is taken to contain that provision, or not contain that provision as the case may be.

(b)	If any provision of this Constitution is or becomes inconsistent with the Corporations Act, this Constitution is taken not to contain that provision to the extent of the inconsistency.

4.	Replaceable Rules

The replaceable rules contained in the Corporations Act do not apply to the company.

5.	Transitional

(a)	This Constitution supersedes the constitution in force immediately before the adoption of this Constitution.

(b)	Everything done under any previous constitution of the company continues to have the same operation and effect after the adoption of this Constitution as if properly done under this Constitution. In particular (without limitation) every Director, alternate Director and Secretary in office immediately before the adoption of this Constitution is taken to have been appointed and continues in office under this Constitution.

Constitution for MACQUARIE LEASING PTY. LIMITED

6.	Proprietary Company Provisions

(a)	The company is a proprietary company.

(b)	The number of shareholders of the company is limited to 50 non-Employee Shareholders.

Capital

7.	Issue of Securities

(a)	Without affecting any special rights conferred on the holders of any Securities, any Securities may be issued with preferred, deferred or other special rights, obligations or restrictions, whether in regard to dividends, voting, return of share capital, payment of calls or otherwise, as the Board may determine and on any terms the Board considers appropriate.

(b)	Unless otherwise provided by the terms of the issue, the issue of any new Securities ranking equally with existing Securities is not a variation of the rights conferred on the holders of the existing Securities.

(c)	Except as provided by contract or this Constitution to the contrary, all unissued shares are under the control of the Board which may grant options on the shares, issue or otherwise dispose of the shares on the terms and conditions and for the consideration it thinks fit. Any Director or any person who is an associate of a Director may participate in any issue by the company of Securities.

8.	Power to Alter Share Capital

The company may reduce or alter its share capital in any manner provided for by the Corporations Act. The Board may do anything which is required to give effect to any resolution authorising reduction or alteration of the share capital of the company and, without limitation, may make provision for the issue of fractional certificates or the sale of fractions of shares and the distribution of net proceeds as they think fit.

Constitution for MACQUARIE LEASING PTY. LIMITED

9.	Recognition of Third Party Interests

(a)	Except as required by law, the company is not bound to recognise a person as holding a Security on any trust.

(b)	Whether or not it has notice of the rights or interests concerned, the company is not bound to recognise:

(i)	any equitable, contingent, future or partial claim to, or interest in, any Security or unit of a Security; or

(ii)	any other right in respect of a Security,

except an absolute right of ownership of the Security holder or as otherwise provided by this Constitution or by law.

10.	Surrender of Securities

In its discretion, the Board may accept a surrender of Securities by way of compromise of any question as to whether or not those Securities have been validly issued or in any other case where the surrender is within the powers of the company. Any Securities surrendered may be sold or re-issued in the same manner as forfeited shares.

11.	Joint Holders

Where two or more persons are registered as the holders of any Securities, they are considered to hold the Securities as joint tenants with benefits of survivorship subject to the following provisions:

(a)	the company is not bound to register more than three persons as the holders of the Securities (except in the case of personal representatives of a deceased Security holder);

(b)	the joint holders of the Securities are liable severally as well as jointly in respect of all payments which ought to be made in respect of the Securities;

(c)	on the death of any one of the joint holders, the remaining joint holders are the only persons recognised by the company as having any title to the Securities but the Board may require evidence of death and the estate of the deceased joint holder is not released from any liability in respect of the Securities;

(d)	any one of the joint holders may give a receipt for any Dividend, bonus or return of capital payable to the joint holders in respect of the Securities;

(e)	only the person whose name stands first in the Securities register as one of the joint holders of the Securities is entitled, if the company determines to issue certificates for Securities, to delivery of a certificate relating to the Securities or to receive notices from the company and any notice given to that person is considered notice to all the joint holders; and

(f)	any one of the joint holders may vote at any meeting of the company either personally or by properly authorised representative, proxy or attorney, in respect of the Securities as if that joint holder was solely entitled to the Securities. If more than one of the joint holders are present personally or by properly authorised representative, proxy or attorney, only the vote of the joint holder whose name appears first in the Securities register counts.

Constitution for MACQUARIE LEASING PTY. LIMITED

Preference Shares

12.	Power to Issue Preference Shares

Subject to the Corporations Act, the directors may create and issue one or more classes of any or all of the following:

(a)	preference shares (which are not redeemable);

(b)	preference shares on the terms that they are liable to be redeemed as permitted by the Act;

(c)	preference shares which can or may convert into another class of shares,

and which are otherwise on such terms as the directors, subject to this Constitution, decide (preference shares) and such terms shall be recorded as the terms of issue (terms of issue) for that class of preference shares.

13.	Terms of Issue

Subject to this Constitution, the terms of issue decided by the directors for each class of preference shares shall specify (or provide for the determination in respect of) all or some of the following (as appropriate):

(a)	repayment of capital:

(i)	on redemption (if redeemable);

(ii)	on a winding up,

including the amount, timing and method of payment;

(b)	participation (if any) in surplus assets and profits;

(c)	cumulative and non-cumulative dividends including the dividend rate, dividend periods, dividend timing, method of payment, franking and the effect of any failure to pay a dividend;

(d)	voting;

Constitution for MACQUARIE LEASING PTY. LIMITED

(e)	priority of payment of capital and dividends in relation to other shares or classes of preference shares; and

(f)	any other matter that the directors require including issue price, conversion terms (if convertible into any other class of shares), ranking for new issues, effect of any changes in the capital structure and participation in any return of capital, but the terms of issue for a class of preference shares must give those preference shares a preference over ordinary shares as regards dividends or as regards priority of repayment of capital or both.

14.	No Other Rights

Preference shares shall confer on the holders of them only the rights:

(a)	set out in this Constitution; and

(b)	determined by resolution of the directors and specified in (or determined in accordance with) the terms of issue.

15.	Repayment of Capital

(a)	If the preference shares in a class are redeemable, the Company shall redeem each such redeemable preference share on issue on the terms specified in (or determined in accordance with) the terms of issue for that class.

(b)	If preference shares in a class are on issue when the Company is being wound up they shall carry a right to repayment of capital upon the terms specified in (or determined in accordance with) the terms of issue for the relevant class.

16.	Participation in Surplus Assets and Profits

No preference in a class share shall carry any right to participate in a distribution of assets or profits beyond the amount provided for expressly in this Constitution or in (or determined in accordance with) the terms of issue for the relevant class.

17.	Cumulative or Non-Cumulative Dividends

Each preference share shall carry dividend rights:

(a)	which are cumulative or non-cumulative; and

(b)	otherwise,

as specified in (or determined in accordance with) the terms of issue for the relevant class.

Constitution for MACQUARIE LEASING PTY. LIMITED

18.	Voting and Rights to Receive Notices

(a)	The holders of preference shares shall be entitled to a right to vote in the following circumstances and in no others:

(i)	during a period during which a dividend (or part of a dividend) in respect of the share is in arrears;

(ii)	on a proposal to reduce the Company’s share capital;

(iii)	on a resolution to approve the terms of a buy-back agreement;

(iv)	on a proposal that affects rights attached to the share;

(v)	on a proposal to wind up the entity;

(vi)	on a proposal for the disposal of the whole of the entity’s property, business and undertaking; and

(vii)	during the winding up of the entity.

(b)	Whenever a holder of a preference share has the right to vote at a general meeting of the Company, that holder has the same right to vote (both on a show of hands and on a poll) as the holder of one ordinary share for each preference share held.

(c)	A preference shareholder has the same rights as a holder of an ordinary share in relation to receiving notices, reports and audited accounts and attending meetings of the Company.

19.	Priority of Payment of Capital and Dividends

19.1	Winding up

If preference shares in a class are on issue when the Company is being wound up the amount payable in respect of each such preference shares under 15(b) above will be payable:

(a)	in the priority specified in (or determined in accordance with) the terms of issue for the relevant class; or

(b)	in the absence of any such term, in priority to any other class of shares except other preference shares which rank equal with, or ahead of, them.

19.2	Other times

If in a particular year there are insufficient profits to pay the dividend entitlements in respect of all classes of preference shares, the dividends payable in respect of each preference share in a class will be paid:

(a)	in the priority specified in (or determined in accordance with) the terms of issue for the relevant class; or, in the absence of any such term

(b)	in priority to any other class of shares except other preference shares which rank equal with, or ahead of, them.

Constitution for MACQUARIE LEASING PTY. LIMITED

20.	Variation of Rights

20.1	Variation of Rights – Class Consent

The rights attaching to a class of preference shares may not be varied adversely unless, at a meeting of holders of preference shares in that class, a resolution in favour of that variation is passed by a special resolution (the Class Consent).

20.2	Procedures

The provisions of the Company’s Constitution relating to general meetings apply so far as they are capable of application, and with any necessary modifications to every such meeting.

20.3	Issue of Additional Shares – Class Consent Required

Class Consent of the holders of a class of preference shares is also required if the Company proposes to:

(a)	issue shares ranking in priority; or

(b)	convert any existing shares to securities ranking in priority,

to the preference shares in that class as regards the right to receive dividends or the rights on winding up of the Company, unless the terms of issue of the preference shares in that class state otherwise.

20.4	Issue of Additional Shares – Class Consent Not Required

Class Consent of the holders of a class of preference shares is not required for:

(a)	the issue of further preference shares (whether redeemable or not) in the Company ranking equally with, or after, the preference shares in that class as to dividends (whether cumulative or not) and as to rights to winding up; or

(b)	the conversion of existing shares in the Company to securities in the Company ranking equally with, or after, the preference shares in that class as to dividends (whether cumulative or not) and as to rights to winding up, unless the terms of issue of the preference shares in that class state otherwise.

20.5	Capital Reconstruction – Class Consent Not Required

No Class Consent of the holders of a class of preference shares is required for the reduction, redemption or buy back of share capital ranking as regards dividends and/or as to rights on liquidation ahead of, equally with or after the relevant class of preference shares, unless the relevant reduction, redemption or buy back is of the preference shares in that class and the Act requires their approval.

Constitution for MACQUARIE LEASING PTY. LIMITED

20A	Preference Shares

(1)	The non-cumulative redeemable A preference shares (“the A shares”) shall be held upon the following conditions with the following rights and privileges:

(a)	The A shares confer on the holder of the shares the right to receive only such non-cumulative dividends as the Directors in their absolute discretion determine.

(ab)	Without limiting the Directors’ discretion under 5A(1)(a), the Directors may determine that the right to receive dividends on the A Shares is:

(i)	in preference to and to the exclusion of; or

(ii)	deferred to,

the rights of the holders of all other shares in the Company to receive payment of dividends. In particular, the Directors may declare, and the Company may pay, a dividend on ordinary shares in the Company without a dividend being declared and paid on the A Shares

(ac)	The rights conferred upon the holders of shares other than the A Shares are not varied by the declaration or payment of dividends on the A Shares”.

(b)	The holder or holders for the time being of the A shares shall be entitled to receive notices of and to attend all general meetings of the Company but shall not be entitled to vote thereat whether on a show of hands or on a poll.

(c)	No alteration of the rights attaching to the A shares shall be made unless such alteration is agreed to by the holders of at least three quarters of such A shares.

(d)	The Company shall subject to the Law redeem the A shares or any of them in either of the following events:

(i)	at the expiration of one days prior notice in writing from the holder or holders thereof requiring such redemption (or such lesser period of notice as the Company may in its absolute discretion agree to accept); or

(ii)	at the expiration of one days prior notice in writing from the Company to the registered holder or holders thereof for the time being (or such lesser period of notice as such holder or holders may in his or their absolute discretion agree to accept).

In either event the A shares shall be redeemed by payment to the holder or holders in cash of the amounts paid on allotment of the A shares.

(e)

The A shares shall confer upon the holder or holders thereof pari passu the right in priority to the holders of all other shares in the capital of the Company to receive payment of the capital paid up thereof PROVIDED THAT on reduction

Constitution for MACQUARIE LEASING PTY. LIMITED

of capital of the Company or winding up of the Company the holder or holders of the A shares shall not be entitled to participate further in any distribution of surplus assets or profits of the Company other than for the payment of dividends determined under sub-clause (a) hereof.

(3)	The non-cumulative redeemable B preference shares (“the B shares”) shall be held upon the following conditions with the following rights and privileges:

(a)	The B shares confer on the holder of the shares the right to receive only such non-cumulative dividends as the Directors in their absolute discretion determine.

(ab)	Without limiting the Directors’ discretion under 20A(3)(a), the Directors may determine that the right to receive dividends on the B Shares is:

(i)	in preference to and to the exclusion of; or

(ii)	deferred to,

the rights of the holders of all other shares in the Company to receive payment of dividends. In particular, the Directors may declare, and the Company may pay, a dividend on ordinary shares in the Company without a dividend being declared and paid on the B Shares.

(ac)	The rights conferred upon the holders of shares other than the B Shares are not varied by the declaration or payment of dividends on the B Shares.

(b)	The holder or holders for the time being of the B shares shall be entitled to receive notices of and to attend all general meetings of the Company but shall not be entitled to vote thereat whether on a show of hands or on a poll.

(c)	No alteration of the rights attaching to the B shares shall be made unless such alteration is agreed to by the holders of at least three quarters of such B shares.

(d)	The Company shall subject to the Law redeem the B shares or any of them in either of the following events:

(i)	at the expiration of one days prior notice in writing from the holder or holders thereof requiring such redemption (or such lesser period of notice as the Company may in its absolute discretion agree to accept); or

(ii)	at the expiration of one days prior notice in writing from the Company to the registered holder or holders thereof for the time being (or such lesser period of notice as such holder or holders may in his or their absolute discretion agree to accept).

In either event the B shares shall be redeemed by payment to the holder or holders in cash of the amounts paid on allotment of the B shares.

(e)	The B shares shall confer upon the holder or holders thereof pari passu the right in priority to the holders of ordinary shares in the capital of the Company to receive payment of the capital paid up thereof PROVIDED THAT on reduction of capital of the Company or winding up of the Company the holder or holders of the B shares shall not be entitled to participate further in any distribution of surplus assets or profits of the Company other than for the payment of dividends determined under sub-clause (a) hereof.

Constitution for MACQUARIE LEASING PTY. LIMITED

Certificates for Securities

21.	Certificates

The Board may decide to issue certificates for Securities and to cancel any certificates on issue and to replace lost, destroyed or defaced certificates on issue on the basis and in the form it determines from time to time.

Forfeiture

22.	Liability to Forfeiture

(a)	If a shareholder fails to pay when due any sum payable in respect of any shares (including amounts payable on issue, calls, instalments, interest or expenses) the Board may serve a notice on the shareholder requiring payment of the unpaid sum, together with accrued interest and all expenses of the company incurred by reason of the non-payment.

(b)	The notice must:

(i)	specify:

(A)	a time by which payment must be made, which must not be earlier than close of business (local time at the registered office of the company) 14 days after the date of service of the notice; and

(B)	the required manner and place of payment; and

(ii)	state that the shares are liable to be forfeited, if payment is not made as required by the notice.

23.	Power to Forfeit

If the requirements of a notice with respect to a share under rule 22 are not complied with, then at any time it may be forfeited by a resolution of the Board to that effect unless, before the resolution the payment required by the notice is paid together with interest (if determined by the Board) at the rate determined by the Board.

Constitution for MACQUARIE LEASING PTY. LIMITED

24.	Consequences of Forfeiture

(a)	A person whose shares have been forfeited:

(i)	ceases to be a shareholder in respect of the forfeited shares at the time and on the date of the passing of the Board resolution approving the forfeiture;

(ii)	has no claims or demands against the company in respect of those shares including any dividends;

(iii)	has no other rights incident to the shares; and

(iv)	remains liable to pay to the company all money that, at the date of forfeiture, was payable by the person to the company in respect of the shares (including, if the Board determines, interest from the date of forfeiture at the rate the Board determines). The Board may enforce the payment of all or part of the money as it determines.

(b)	If any amounts due in respect of any shares (including amounts payable on issue, calls, instalments, interest or expenses) are unpaid by the shareholder;

(i)	the shareholder is not entitled to any rights or privileges as a shareholder;

(ii)	the company is entitled to set off any amount owed by it to the shareholder against the amounts the shareholder owes to it; and

(iii)	the company may refuse to register a transfer of the shares.

(c)	Nothing in this rule affects any other right or remedy of the company against the shareholder or anyone else.

25.	Notice of Forfeiture

When any share is forfeited, the company will note it in the share register and notify the affected shareholder. Failure to do so does not invalidate the forfeiture. At any time before any forfeited share is cancelled or reissued, the Board may annul the forfeiture on any condition it determines.

26.	Reissue of Forfeited Shares

(a)	The Board may reissue the forfeited shares in any manner it determines and with or without any money previously paid on the shares being credited as paid up.

(b)	Unless otherwise agreed, the subscriber of a reissued share is:

(i)	discharged from liability for any calls which may have been due before the reissue of the forfeited share; and

(ii)	not bound to see to the application of any money paid as consideration.

Constitution for MACQUARIE LEASING PTY. LIMITED

(c)	Subject to the terms of issue of the forfeited shares, the proceeds from subscription for the replacement shares must be applied to pay:

(i)	first, the expenses of the subscription;

(ii)	then, any expenses necessarily incurred in respect of the forfeiture; and

(iii)	then, the calls on the forfeited shares that are due and unpaid.

The balance, if any, must be paid to the person whose shares were forfeited.

Call on Shares and Interest on Sums Due

27.	The Board’s Power to Make Calls

(a)	Subject to the terms of issue of any shares, the Board may make calls on the shareholders in respect of any money unpaid on the shares.

(b)	The Board may revoke or postpone a call.

(c)	The Board may require a call to be paid by instalments.

(d)	A call is made at the time of or as specified in the resolution of the Board authorising the call.

(e)	The non-receipt of a notice of a call by, or the accidental omission to give notice of a call to, any shareholder does not invalidate the call.

28.	Interest on Unpaid Amounts

(a)	If a sum called or otherwise payable to the company in respect of a share is not paid before or on the day for payment, the person from whom the sum is due must pay:

(i)	interest on the sum from the due date to the time of actual payment at the rate determined by the Board; and

(ii)	any costs and expenses incurred by the company by reason of non-payment or late payment of the sum.

(b)	The Board may waive payment of some or all of the interest, costs and expenses under rule 28(a).

29.	Differentiation Between Holders

The Board may differentiate on the issue of shares between the holders as to the amount of calls to be paid and the times of payment.

Constitution for MACQUARIE LEASING PTY. LIMITED

Transfer of Securities

30.	Transfers

(a)	No transfer of any Securities may be registered unless a proper instrument of transfer, in writing in the usual or common form or in any form the Board may prescribe or in a particular case accept, signed by the transferor and the transferee and properly stamped (if necessary) is delivered to the company (but the Board may dispense with the execution of the instrument by the transferee if the Board thinks fit).

(b)	The transferor is considered to remain the holder of the Securities transferred until the name of the transferee is entered on the Securities register.

31.	Board may Refuse to Register

(a)	Subject to rule 32, the Board may in its discretion refuse to register any transfer of Securities and may decline to give its reasons and grounds for doing so.

(b)	Where the Board resolves to refuse to register a transfer of Securities, the Board must notify the transferee within two months of the date of lodgement of the transfer with the company.

32.	Board must Register Certain Transfers

Despite any other provision of this Constitution, the Board must register a transfer of Securities in accordance with this Constitution where the transferor or the transferee is a person entitled to the benefit of any mortgage or charge granted in respect of those Securities or any receiver, receiver and manager, agent or attorney appointed or purported to be appointed under that mortgage or charge, or any person who has purchased those Securities as a result of the exercise of a person’s rights under that mortgage or charge.

33.	Transfer and Certificate

(a)	Every transfer must be left for registration at the registered office of the company or any other place the Board determines. Unless the Board otherwise determines either generally or in a particular case, the transfer is to be accompanied by the certificate for the Securities to be transferred. In addition, the transfer is to be accompanied by any other evidence which the Board may require to prove the title of the transferor, the transferor’s right to transfer the Securities, execution of the transfer or compliance with the provisions of any applicable law.

(b)	Subject to rule 33(a), on each application to register the transfer of any Securities or to register any person as the holder in respect of any Securities transmitted to that person by operation of law or otherwise, the certificate specifying the Securities in respect of which registration is required must be delivered to the company for cancellation and on registration the certificate is considered to have been cancelled.

(c)	Each transfer which is registered may be retained by the company for any period determined by the Board after which the company may destroy it.

Constitution for MACQUARIE LEASING PTY. LIMITED

Transmission of Securities

34.	Transmission on Death

(a)	Where a Security holder dies:

(i)	the legal personal representatives of the deceased, where the Security holder was a sole holder or a joint holder holding as a tenant in common; and

(ii)	the survivor or survivors, where the Security holder was a joint holder,

are the only persons recognised by the company as having any title to the Security holder’s interest in the Securities (as the case may be).

(b)	Subject to the Corporations Act, the Board may require evidence of a Security holder’s death as it determines.

(c)	This rule does not release the estate of a deceased joint holder from any liability in respect of any Security that had been jointly held by the holder with other persons.

35.	Transmission by Operation of Law

A person (a transmittee) who establishes to the satisfaction of the Board that the right to any Securities has devolved on the transmittee by will or by operation of law may be registered as a holder in respect of the Securities or may (subject to the provisions in this Constitution relating to transfers) transfer the Securities. The Board has the same right to refuse to register the transmittee as if the transmittee was the transferee named in a transfer presented for registration.

General Meetings

36.	General Meetings

(a)	A Director may convene a general meeting of the company whenever the Director thinks fit.

(b)	Any Director may cancel or postpone any meeting convened by that Director by notice in writing to all persons who were entitled to receive notice of that meeting, except where the cancellation or postponement would be contrary to the Corporations Act. Any failure to give notice of cancellation or postponement does not invalidate the cancellation or postponement or any resolution passed at a postponed meeting.

Constitution for MACQUARIE LEASING PTY. LIMITED

37.	Notice of General Meetings

(a)	A notice of a general meeting is to specify the place and time of the meeting, the general nature of the business to be transacted at the meeting and any other matters required by the Corporations Act.

(b)	A notice of a general meeting must be given within the time limits prescribed by the Corporations Act to each Director, shareholder and the company’s auditor.

(c)	The non-receipt of a notice of any general meeting by, or the accidental omission to give notice to, any person entitled to receive notice does not invalidate any resolution passed at the meeting.

38.	Quorum for General Meetings

(a)	No business may be transacted at any general meeting except, subject to rule 39, the election of the Chair unless a quorum of shareholders is present at the time when the meeting proceeds to business.

(b)	Except as otherwise provided in this Constitution, two Shareholders Present constitutes a quorum.

(c)	If there is not a quorum at a general meeting within 30 minutes after the time specified in the notice of the meeting, the meeting is dissolved unless the Chair or the Board adjourns the meeting to a date, time and place determined by the Chair or the Board. If no quorum is present at any adjourned meeting within 30 minutes after the time for the meeting, the meeting is dissolved.

39.	Conduct of General Meetings

(a)	Subject to rule 39(b), the Chair of the Board or, in the Chair’s absence, the deputy Chair, is entitled to preside as Chair at every general meeting.

(b)	Where a general meeting is held and:

(i)	there is no Chair or deputy Chair; or

(ii)	the Chair or deputy Chair is not present within 15 minutes after the time appointed for the meeting or does not wish to act as Chair of the meeting,

the Directors present may choose one of their number or, in the absence of all Directors or if none of the Directors present wish to act, the Shareholders Present may elect one of their number to be Chair of the meeting.

(c)	The general conduct of each general meeting of the company and the procedures to be adopted at the meeting are as determined at, during or prior to the meeting by the Chair.

Constitution for MACQUARIE LEASING PTY. LIMITED

(d)	The Chair may make rulings without putting the question (or any question) to the vote if the Chair considers action is required to ensure the orderly conduct of the meeting.

(e)	At any time the Chair considers it necessary or desirable for the proper and orderly conduct of the meeting, the Chair may demand the cessation of debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the Shareholders Present.

(f)	Any determination by the Chair in relation to matters of procedure (including any procedural motions moved at, or put to, any meeting) or any other matter arising directly or indirectly from the business is final (including any procedural motions moved at, or put to, any meeting). Any challenge to a right to vote (whether on a show of hands or on a poll) or to a determination to allow or disregard to vote may only be made at the meeting and may be determined by the Chair whose decision is final.

(g)	If a person purports to cast a vote in contravention of the Corporations Act, the Chair may determine that the vote be disregarded and treated as not having been cast.

(h)	Nothing contained in this rule limits the powers conferred on a Chair by law.

40.	Adjournment of General Meetings

(a)	During the course of the meeting the Chair may adjourn the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting or any debate or discussion, either to a later time at the same meeting or to an adjourned meeting to be held at the time and place determined by the Chair.

(b)	If the Chair exercises a right of adjournment of a meeting under this rule, the Chair has the sole discretion to decide whether to seek the approval of the Shareholders Present to the adjournment and, unless the Chair exercises that discretion, no vote may be taken by the Shareholders Present in respect of the adjournment.

(c)	No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

41.	Voting at General Meetings

(a)	Each question submitted to a general meeting is to be decided by a show of hands of the Shareholders Present and entitled to vote, unless a poll is demanded.

(b)	Unless a poll is demanded, a declaration by the Chair following a vote on a show of hands that a resolution has been passed or lost is conclusive.

(c)	A poll may be demanded by a shareholder in accordance with the Corporations Act (and not otherwise) or by the Chair. No poll may be demanded on the election of a Chair of a meeting or, unless the Chair otherwise determines, the adjournment of a meeting. A demand for a poll may be withdrawn.

Constitution for MACQUARIE LEASING PTY. LIMITED

42.	Special Meetings

All the provisions of this Constitution as to general meetings apply to any special meeting of any class of shareholders which may be held under the operation of this Constitution or the Corporations Act.

43.	Procedure for Polls

(a)	When demanded, a poll may be taken in the manner and at the time the Chair directs.

(b)	The result of a poll may be announced in the manner and at the time (whether during the relevant meeting or afterwards) as the Chair considers appropriate.

(c)	The result of the poll is the resolution of the meeting at which the poll was demanded.

(d)	The demand for a poll does not prevent a meeting from continuing for the transaction of any business other than that on which a poll has been demanded. A poll demanded on any question of adjournment is to be taken at the meeting and without adjournment.

44.	Chair has Casting Vote

In the case of an equality of votes on a show of hands or on a poll the Chair of the meeting has a casting vote in addition to any vote to which the Chair may be entitled as a shareholder or as a proxy, attorney or properly appointed representative of a shareholder.

45.	Representation and Voting of Shareholders

Subject to this Constitution and any rights or restrictions for the time being attached to any class or classes of shares:

(a)	at meetings of shareholders or classes of shareholders each shareholder entitled to attend and vote may attend and vote in person or by proxy, by attorney or (where the shareholder is a body corporate) by representative;

(b)	on a show of hands:

(i)	subject to rule 45(b)(ii) and (iii), each Shareholder Present has one vote;

Constitution for MACQUARIE LEASING PTY. LIMITED

(ii)	where a shareholder has appointed more than one person as representative, proxy or attorney for the shareholder, none of the representatives, proxies or attorneys is entitled to vote; and

(iii)	where a person is entitled to vote because of rule 45(b)(i) in more than one capacity, that person is entitled only to one vote; and

(c)	on a poll, only Shareholders Present may vote and every Shareholder Present having the right to vote on the resolution has:

(i)	one vote for each fully paid share they hold; and

(ii)	in the case of a partly paid share, that fraction of a vote equivalent to the proportion which the amount paid up on that shareholder’s share bears to the total amount paid and payable for that share. Amounts paid in advance of a call are ignored when calculating the proportion.

46.	Restriction on Voting Rights

A shareholder is not entitled to attend or vote at a general meeting unless all calls and other sums presently payable by the shareholder in respect of shares have been paid.

47.	Form of Proxy

(a)	A shareholder who is entitled to attend and vote at a meeting of the company may appoint a person as a proxy to attend and vote for the shareholder in accordance with the Corporations Act but not otherwise. A proxy appointed in accordance with the Corporations Act to attend and vote may exercise the rights of the shareholder on the basis and subject to the restrictions provided in the Corporations Act but not otherwise.

(b)	A form of appointment of a proxy is valid if it is in accordance with the Corporations Act or in any form (including electronic) that the Board may prescribe or accept.

(c)	Any form of appointment of a proxy under this rule 47 which is incomplete may be completed by the Secretary on the authority of the Board and the Board may authorise completion of the form by the insertion of the name of any Director as the person in whose favour the proxy is given.

(d)	Where a notice of meeting provides for electronic lodgement of proxy appointment forms, a form lodged at the electronic address specified in the notice is taken to have been received at the registered office and validated by the shareholder if there is compliance with the requirements set out in the notice.

Constitution for MACQUARIE LEASING PTY. LIMITED

48.	Number of Proxies

(a)	A shareholder may appoint not more than two proxies. A proxy need not be a shareholder.

(b)	If a shareholder appoints two proxies and the appointment does not specify the proportion or number of the shareholder’s votes each proxy may exercise, each proxy may exercise half of the votes.

(c)	If a shareholder appoints two proxies, neither proxy is entitled to vote on a show of hands. Otherwise, a proxy is entitled to vote on a show of hands.

49.	Validity of Proxies, Attorneys and Representatives

(a)	A vote exercised in accordance with the terms of an instrument of proxy, a power of attorney or other relevant instrument of appointment is valid despite:

(i)	the previous death or unsoundness of mind of the principal;

(ii)	the revocation of the instrument (or of the authority under which the instrument was executed) or the power; or

(iii)	the transfer of the share in respect of which the instrument or power is given,

if no notice in writing of the death, unsoundness of mind, revocation or transfer (as the case may be) has been received by the company at its registered office before the commencement of the meeting, or adjourned meeting at which the instrument is used or the power is exercised.

(b)	A proxy is not revoked by the principal attending and taking part in the meeting unless the principal actually votes at the meeting on a resolution for which the proxy is proposed to be used.

(c)	Voting instructions given by a shareholder to a Director or employee of the company who is appointed as proxy (Company Proxy) are valid only if contained in the form of appointment of the Company Proxy or, in the case of new instructions or variations to earlier instructions, the new or varied instructions are only valid if either they are received at the registered office of the company before the meeting or adjourned meeting by a notice in writing signed by the shareholder or they are otherwise validated by the shareholder in a manner acceptable to the Board in its discretion prior to the commencement of the meeting.

Constitution for MACQUARIE LEASING PTY. LIMITED

Directors

50.	Number of Directors

The number of Directors (not including alternate Directors) must be not less than two and no more than 12. Each Director is to be a natural person.

51.	Appointment and Removal

(a)	The holder or holders of a majority of the issued shares in the capital of the company conferring the right to vote at all general meetings of the company may appoint any person to be a Director to fill a vacancy or as an addition to the existing Directors or remove a Director from office.

(b)	The Board (or, where there is only one Director in office at the relevant time, that Director) may appoint any person to be a Director to fill a vacancy or as an addition to the existing Directors.

(c)	Any appointment or removal of a Director by the shareholders must be in writing signed by or on behalf of the holder or holders of a majority of the issued shares in the capital of the company conferring the right to vote at all general meetings of the company. Any appointment or removal takes effect immediately on delivery of the instrument of appointment or removal to the registered office of the company.

52.	No Share Qualification

Directors are not required to hold shares in the capital of the company.

53.	Remuneration

(a)	The Directors may be paid for their services as Directors.

(b)	Any remuneration for services to be paid under rule 53(a) is to be paid out of the funds of the company. Each Director may be paid a sum per annum (accruing from day to day) determined by the company in general meeting or approved by the shareholders unanimously. The Board may determine to suspend, reduce or postpone payment of any remuneration if it thinks fit. The expression remuneration in this rule does not include any amount which may be paid by the company under any of rules 53(e), 53(f), 55 and 82.

(c)	A Director who is remunerated as an executive Director shall not be paid fees under rule 53(a).

Constitution for MACQUARIE LEASING PTY. LIMITED

(d)	The remuneration to be paid or provided under rule 53(a) is to be divided among the Directors in the proportions as they may agree or, if they cannot agree, equally among them.

(e)	The Directors are also entitled to be paid or reimbursed for all travelling and other expenses properly incurred by them in attending and returning from any meeting of the Board, committee of the Board, general meeting of the company or otherwise in connection with the business or affairs of the company.

(f)	If any Director, with the approval of the Board, performs extra services or makes any special exertions for the benefit of the company, the Board may approve the payment to that Director of special and additional remuneration as the Board determines having regard to the value to the company of the extra services or special exertions. Any special or additional remuneration must not include a commission on or percentage of profits or operating revenue or turnover.

(g)	A Director may be engaged by the company in any other capacity (other than auditor) and may be appointed on terms as to remuneration, tenure of office and otherwise as may be determined by the Board.

54.	Vacation of Office

(a)	In addition to the circumstances in which the office of a Director becomes vacant under the Corporations Act, the office of a Director becomes vacant if the Director:

(i)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(ii)	resigns by notice in writing to the company;

(iii)	is absent without the consent of the Board from meetings of the Board held during a continuous period of six months; or

(iv)	dies.

(b)	The office of a Director who is an employee of the company or any of its Related Bodies Corporate is terminated on the Director ceasing to be employed but the person concerned is eligible for reappointment or re-election as a Director of the company.

55.	Retirement Allowance for Directors

(a)	Subject to the Corporations Act, the company may pay, provide or make any payment, pension, retiring allowance or other benefit (whether in the form of Securities, securities in any other corporations or otherwise) to any Director of the company or any other person in connection with the Director’s retirement, resignation from or loss of office or death while in office.

Constitution for MACQUARIE LEASING PTY. LIMITED

(b)	Subject to rule 55(a) the Board may:

(i)	make contracts or arrangements with a Director or a person about to become a Director of the company under which the Director or any person nominated by the Director is paid or provided with a payment, pension, retiring allowance or other benefit (whether in the form of Securities, securities in any other corporation or otherwise) on or after the Director or person about to become a Director ceases to hold office for any reason; and

(ii)	establish any fund or scheme to provide payments, pensions, retiring allowances or other benefits (whether in the form of Securities, securities in any other corporation or otherwise) for:

(A)	Directors, on them ceasing to hold office; or

(B)	any person including a person nominated by the Director, in the event of the Director’s death while in office,

and from time to time pay to the fund or scheme any sum as the company considers necessary to provide those benefits.

(c)	Without limiting rules 55(a) and 55(b), the company may pay superannuation contributions for each Director to the extent necessary for the avoidance or minimisation of any penalty, charge, tax, or other impost on the company under any applicable legislation which imposes a penalty, charge, tax or other impost on employers if a minimum level of superannuation contributions is not paid for an employee (within the meaning of the legislation).

(d)	The company may authorise any subsidiary to make a similar contract or arrangement with its Directors and maintain any fund or scheme, whether or not all or any of the Directors of the subsidiary are also Directors of the company.

56.	Directors May Lend to the Company

Any Director may lend money to the company at interest with or without security or may, for a commission or profit, guarantee the repayment of any money borrowed by the company and underwrite or guarantee the subscription of Securities or securities of any corporation in which the company may be interested without being disqualified in respect of the office of Director and without being liable to account to the company for the commission or profit.

57.	Alternate Directors

Subject to this Constitution, each Director may appoint any person (who, if there are other Directors, is approved by a majority of the other Directors) to act as an alternate Director in the Director’s place, either for a stated period, until the happening of a specified event, whenever by absence or illness or otherwise the Director is unable to attend to duties as a

Constitution for MACQUARIE LEASING PTY. LIMITED

Director. The appointment must be in writing and signed by the Director and a copy of the appointment must be given to the registered office or to a meeting of the Board. The appointment takes effect on (if there are other Directors) approval by a majority of the other Directors or, where the approval has been granted, at any later time specified in the appointment. The following provisions apply to any alternate Director:

(a)	the appointment of the alternate Director is terminated or suspended on receipt at the registered office of notice in writing from the Director by whom the alternate Director was appointed;

(b)	the alternate Director is entitled to receive notice of meetings of the Board and to attend and vote at the meetings if the Director by whom the alternate Director was appointed is not present;

(c)	the alternate Director is entitled to exercise all the powers (except the power to appoint an alternate Director) and perform all the duties of a Director, to the extent the Director by whom the alternate Director was appointed has not exercised or performed them or they have not been limited by the instrument appointing the alternate Director;

(d)	the alternate Director is not, unless the Board otherwise determines, (without affecting the right to reimbursement for expenses under rule 53(e)) entitled to receive any remuneration as a Director from the company, and any remuneration (not including remuneration authorised by the Board or reimbursement for expenses) paid to the alternate Director by the company is to be deducted from the remuneration of the Director by whom the alternate Director was appointed;

(e)	the office of the alternate Director is terminated on the death of, or termination of office by, the Director by whom the alternate Director was appointed;

(f)	the alternate Director is not to be taken into account in determining the number of Directors; and

(g)	the alternate Director is, while acting as a Director, responsible to the company for the alternate Director’s own acts and defaults and is not the agent of the Director by whom the alternate Director was appointed.

Managing Director and Powers of the Board

58.	Appointment of a Managing Director

(a)	The Board may appoint one or more Directors to the office of Managing Director for the period and on the terms as they determine. Subject to the terms of any agreement entered into in a particular case, the Board may at any time revoke any appointment, with or without cause.

(b)	A Managing Director’s appointment automatically terminates if the Managing Director ceases for any reason to be a Director.

Constitution for MACQUARIE LEASING PTY. LIMITED

59.	Powers of the Board and Managing Director

(a)	The business of the company is managed by the Board, which may exercise all powers of the company which are not, by law or this Constitution, required to be exercised by the company in general meeting.

(b)	The Board may, on the terms and conditions and with any restrictions as it determines, delegate to a Managing Director any of the powers exercisable by it and may at any time withdraw, suspend or vary any of those powers conferred on the Managing Director.

Proceedings of the Board

60.	Proceedings

(a)	The Board may meet together for the dispatch of business and adjourn and otherwise regulate its meetings as it determines.

(b)	Until otherwise determined by the Board, two Directors form a quorum.

(c)	A Board meeting may be called by a Director giving reasonable notice to every other Director.

(d)	Notice of a Board meeting may be given by mail (electronic or otherwise), personal delivery or facsimile transmission to the usual place of business or residence of the Director or at any other address given to the Secretary by the Director or by any technology agreed by all the Directors.

61.	Meetings by Technology

(a)	For the purposes of the Corporations Act, each Director, by consenting to be a Director (or by reason of the adoption of this Constitution), consents to the use of each of the following technologies for holding a Board meeting:

(i)	video;

(ii)	telephone;

(iii)	any other technology which permits each Director to communicate with every other Director; or

(iv)	any combination of these technologies.

A Director may withdraw the consent given under this rule in accordance with the Corporations Act.

Constitution for MACQUARIE LEASING PTY. LIMITED

(b)	Where the Directors are not all in attendance at one place and are holding a meeting using technology and each Director can communicate with the other Directors:

(i)	the participating Directors are, for the purpose of every provision of this Constitution concerning meetings of the Board, taken to be assembled together at a meeting and to be present at that meeting; and

(ii)	all proceedings of the Board conducted in that manner are as valid and effective as if conducted at a meeting at which all of the participating Directors were physically present in the one location.

62.	Chair of the Board

(a)	The Board may elect one of their number as their Chair and one as deputy Chair and may decide the period for which the Chair and deputy Chair are to hold office as Chair and deputy Chair. References to the Chair in this Constitution include, in the absence of the Chair, the deputy Chair (unless the context otherwise requires).

(b)	Where a meeting of the Board is held and:

(i)	a Chair has not been elected as provided by rule 62(a); or

(ii)	the Chair is not present at the time appointed for the holding of the meeting or does not wish to Chair the meeting,

the deputy Chair is Chair of the meeting or, if rule 62(b)(i) or (ii) applies to the deputy Chair, the Directors present may elect one of their number to be Chair of the meeting.

63.	Directors’ Voting Rights and Exercise of Powers

(a)	Without limiting rule 67, a meeting of the Board of which notice has been given to all Directors and at which a quorum is present, is competent to exercise any of the authorities, powers and discretions for the time being vested in or exercisable by the Board. Nothing in this rule 63(a) limits the exercise of any authority, power or discretion of the Board which has been delegated by the Board in accordance with law or this Constitution.

(b)	Subject to this Constitution, questions arising at a meeting of the Board are decided (where there is more than one Director of the company) by a majority of votes of Directors present and voting.

(c)	In the case of an equality of votes at a meeting of the Board, the Chair of the meeting has a casting vote in addition to the Chair’s deliberative vote.

(d)	Subject to rule 65 and the Corporations Act, a Director:

(i)	who has an interest in a matter may vote in respect of that matter if it comes before the Board and be counted as part of the quorum;

Constitution for MACQUARIE LEASING PTY. LIMITED

(ii)	may enter into contracts with, or otherwise have dealings with, the company; and

(iii)	may hold other offices in the company.

(e)	A Director is not liable to account to the company for any profit realised by any contract or arrangement, by reason only of holding the office of Director or of the fiduciary relationship established by the office.

(f)	Subject to the Corporations Act, a Director or any person who is an associate of a Director may participate in any issue by the company of financial products.

(g)	Despite having an interest in any contract or arrangement a Director may participate in the execution of any document evidencing or connected with the contract or arrangement, whether by signing, sealing or otherwise.

64.	Wholly Owned Subsidiary

At any time when the company is a wholly-owned subsidiary of another body corporate (the Holding Company) each Director is authorised to act in the best interests of the Holding Company and in doing so will be taken to be acting in the best interests of the company and for a proper purpose.

65.	Material Personal Interests

(a)	A Director is not disqualified from the Director’s office by contracting with the company or any related body corporate of the company in any capacity by reason of holding the office of Director.

(b)	In relation to a contract or arrangement in which a Director has a material personal interest:

(i)	the fact that the Director signed the document evidencing the contract or arrangement does not in any way affect its validity;

(ii)	a contract or arrangement made by the company or any related body corporate with a Director may not be avoided merely because the Director is a party to the contract or arrangement or otherwise interested in it; and

(iii)	the Director is not liable to account to the company for any profit derived in respect of the contract or arrangement merely because of the Director’s office or the fiduciary relationship it entails.

(c)	If a Director has a material personal interest in a matter that relates to the affairs of the company and that interest has been disclosed in accordance with the Corporations Act or is of a type that does not require disclosure:

(i)	the Director may vote on matters that relate to the interest;

Constitution for MACQUARIE LEASING PTY. LIMITED

(ii)	any transactions that relate to the interest may proceed;

(iii)	the Director can retain benefits from the transaction even though the Director has the interest; and

(iv)	the company cannot avoid the transaction merely because of the existence of the interest.

(d)	If the material personal interest of a Director requires disclosure in accordance with the Corporations Act, rule 65(c)(iii) and rule 65(c)(iv) only apply if the disclosure is made before the transaction is entered into.

(e)	Nothing in the preceding provisions of this rule affects the duty of a Director who holds any office or possesses any property whereby, directly or indirectly, duties or interests might be created in conflict with the Director’s duties or interests as a Director, to declare at a meeting of the Board, the fact and the nature, character and extent of the conflict.

66.	Committees

(a)	The Board may delegate any of its powers to committees consisting of any one or more Directors or any other person or persons as the Board thinks fit.

(b)	In the exercise of delegated power, any committee formed or person or persons appointed to the committee must conform to any regulations that may be imposed by the Board.

(c)	A delegate of the Board may be authorised to sub-delegate any of the powers for the time being vested in the delegate.

(d)	The meetings and proceedings of any committee are to be governed by the provisions of this Constitution for regulating the meetings and proceedings of the Board so far as they are applicable and are not in conflict with or superseded by any regulations made by the Board under rule 66(a).

(e)	Nothing in this rule 66 limits the power of the Board to delegate.

67.	Written Resolutions

(a)	A resolution in writing signed by all Directors or a resolution in writing of which notice has been given to all Directors and which is signed by a majority of Directors entitled to vote on the resolution, or by a majority of the Directors who are for the time being in Australia, (not being less than the number required for a quorum at a meeting of the Board) is a valid resolution of the Board and is effective when signed by the last of all the Directors to sign the resolution or the last of the Directors constituting the majority, as required.

Constitution for MACQUARIE LEASING PTY. LIMITED

(b)	The resolution may consist of several documents in the same form each signed by one or more of the Directors.

(c)	For the purposes of this rule 67, the references to Directors include any alternate Director appointed by a Director who is not available to sign the document or is otherwise unable to sign the document within a reasonable time, but do not include any other alternate Director.

(d)	A facsimile transmission or other document produced by mechanical or electronic means under the name of a Director with the Director’s authority is considered a document in writing signed by the Director and is deemed to be signed when received in legible form.

68.	Single Director Decisions

Where a committee consists of one person only, a document signed by that person which records a decision of the person:

(a)	constitutes a decision of the committee, and is valid and effective as if it were a decision made at a meeting of the committee; and

(b)	has effect as a minute of that decision.

69.	Defects in Appointments

(a)	All actions at any meeting of the Board or by a committee or by any person acting as a Director are, despite the fact that it is afterwards discovered that there was some defect in the appointment of any of the Directors or the committee or the person acting as a Director or that any of them were disqualified, as valid as if every person had been properly appointed and was qualified and continued to be a Director or a member of the committee.

(b)	If the number of Directors is reduced below the minimum number fixed under this Constitution, the continuing Directors (if any) may act for the purpose of increasing the number of Directors to that number or of calling a general meeting of the company but for no other purpose.

Secretaries and Other Officers

70.	Secretaries

(a)	A Secretary of the company holds office on the terms and conditions, as to remuneration and otherwise, as the Board decides.

Constitution for MACQUARIE LEASING PTY. LIMITED

(b)	The Board may at any time terminate the appointment of a Secretary.

(c)	Where the company has one Director only and that Director is also the Secretary of the company, the shareholders may terminate the appointment of the Secretary.

71.	Other Officers

(a)	The Board may from time to time:

(i)	create any other position or positions in the company with the powers and responsibilities as the Board may from time to time confer; and

(ii)	appoint any person, whether or not a Director, to any position or positions created under rule 71(a)(i).

(b)	The Board may at any time terminate the appointment of a person holding a position created under rule 71(a)(i) and may abolish the position.

Seals and Execution of Documents

72.	Seals and Execution of Documents

(a)	The company may have a common seal and a duplicate common seal which are to be used by the company as determined by the Board.

(b)	Every document to which the common seal or duplicate common seal is affixed shall be signed by a Director and countersigned by the Secretary or a second Director or some other person appointed generally or in a particular case by the Directors for that purpose.

Dividends, Interest and Reserves

73.	Reserves

(a)	The Directors may:

(i)	before determining a Dividend set aside out of the profits of the company such sums as they think fit as reserves to meet contingencies or for equalising Dividends or for special dividends or for repairing, improving or maintaining any of the property of the company or for such other purposes as they think conducive to the interest of the company; and

(ii)	invest the several sums so set aside upon such investments as they think fit and deal with and vary those investments and dispose of all or any part thereof for the benefit of the company and divide the reserves into such special reserves as they think fit and employ the reserves or any part thereof in the business of the company without being bound to keep the same separate from the other assets.

(b)	The Directors may also without placing the same to reserve carry forward any profits which they think it prudent not to divide.

Constitution for MACQUARIE LEASING PTY. LIMITED

74.	Dividend Determination Binding

A determination by the Directors as to an amount available for distribution as a Dividend is conclusive and binding on all shareholders.

75.	Powers to Determine Dividends and Pay Interest

(a)	Subject to any special rights or restrictions attached to any shares, the Board may from time to time determine that a Dividend is payable. The Board may fix the amount, the time for payment and the method of payment of a Dividend. The method of payment may include the payment of cash, the issue of Securities, the grant of options and the transfer of assets, including securities in another corporation (or any combination of them).

(b)	No Dividend bears interest against the company.

76.	Crediting of Dividends

(a)	Subject to any special rights or restrictions attached to any shares, every Dividend is to be paid according to the amounts paid or credited as paid on the shares.

(b)	An amount paid or credited as paid on a share in advance of a call is not taken for the purposes of rule 76(a) to be paid or credited as paid on the share.

(c)	Subject to any special rights or restrictions attached to any shares, the Board may from time to time resolve that Dividends are to be paid out of a particular source or particular sources, and in those circumstances the Board may in its absolute discretion:

(i)	allow each or any shareholder to elect from which specified sources that particular shareholder’s Dividend may be paid by the company; and

(ii)	where elections are permitted and any shareholder fails to make an election, identify the particular source from which Dividends are payable.

77.	Deduction of Unpaid Amounts

The Board may apply any part of any Dividend otherwise payable to a shareholder towards satisfaction of all sums of money presently payable by the shareholder to the company on account of calls or otherwise in relation to shares in the company.

Constitution for MACQUARIE LEASING PTY. LIMITED

78.	Distributions in Kind

If the Board has determined to pay a Dividend or otherwise return capital by a reduction of capital, a buy-back or otherwise, wholly or partly by the distribution of specific assets (including by the issue of Securities or other financial products or by the transfer of securities or financial products), the Board may do one or more of the following:

(a)	if a difficulty arises in regard to that distribution, settle the matter as it determines and fix the value for distribution of the specific assets or any part of those assets;

(b)	decide that cash payments may be made, and make the payments to any shareholders on the basis of the value fixed by them in order to appropriately adjust the rights of all shareholders as the Board determines in its discretion;

(c)	vest any specific assets in trustees;

(d)	authorise any person to make, on behalf of all the shareholders entitled to any financial products, an agreement with the company (or other relevant body corporate) providing for the issue or transfer to them of any further financial products and, in executing the document, the officer acts as agent and attorney for the shareholders; and

(e)	without limiting rule 78(d), if the Dividend is by way of a distribution of shares or other securities in another corporation, then each shareholder is taken to have agreed to become a shareholder or securityholder of that corporation and to have agreed to be bound by the constitution of that corporation. Each shareholder also appoints each Director and each Secretary their agent and attorney to:

(i)	agree to the shareholder becoming a shareholder or securityholder of that corporation;

(ii)	agree to the shareholder being bound by the constitution of that corporation; and

(iii)	execute any transfer of shares or securities, or other document required to give effect to the distribution of shares or other securities to that shareholder.

79.	Payment of Distributions

(a)	Any Dividend, interest or other money payable in cash in respect of Securities may be paid by any of the following means, in the company’s discretion, at the sole risk of the intended recipient:

(i)	by cheque sent through the post directed to:

(A)	the address of the Security holder as shown in the Securities register or, in the case of joint holders, to the address shown in the Securities register as the address of the joint holder first named in that Securities register; or

(B)	to any other address as the Security holder or joint holders in writing directs or direct; or

Constitution for MACQUARIE LEASING PTY. LIMITED

(ii)	by electronic funds transfer to an account with a bank or other financial institution nominated by the Security holder and acceptable to the company; or

(iii)	by any other means determined by the Board; or

otherwise be disposed of according to law.

(b)	Payments of Dividends and other distributions by the company may be made in Australian dollars or any other currency determined by the Board in its discretion. Payments in different currencies may be made to different Security holders as determined by the Board in its discretion. If a payment is made in a currency other than Australian dollars, the Board may determine in its discretion the appropriate exchange rate and the time of calculation to calculate the amount payable in the relevant currency. The determinations of the Board are, in the absence of manifest error, final.

(c)	Subject to law, all Dividends unclaimed may be invested or otherwise used by the Board for the benefit of the company until claimed or otherwise disposed of according to law.

80.	Differential Dividends

(a)	Subject to the rights of persons (if any) entitled to shares with special rights as to Dividend, every Dividend must:

(i)	if the resolution for the payment of the Dividend so directs, be paid in respect of some shares to the exclusion of others but otherwise be paid in respect of all shares;

(ii)	if the resolution for the payment of the Dividend so directs, be paid at different rates or in different amounts on the shares in respect of which it is to be paid but otherwise be paid according to the amounts paid or credited as paid on the shares in respect of which it is to be paid; and

(iii)	except where the resolution for the payment of the Dividend otherwise directs or in the case of any share issued on terms providing that it ranks for the Dividend as from a particular date, be apportioned and paid proportionately to the amounts paid or credited as paid on the shares in respect of which the Dividend is to be paid during any part or parts of the period in respect of which the Dividend is paid.

(b)	An amount paid or credited as paid on a share in advance of a call must not be taken for the purposes of paragraph (a) of this rule to be paid or credited as paid on the share.

Constitution for MACQUARIE LEASING PTY. LIMITED

Capitalisation of Profits

81.	Capitalisation of Profits

(a)	The company in general meeting or the Board may resolve:

(i)	to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account, profit and loss account or otherwise available for distribution to Security holders; and

(ii)	that the sum referred to in rule 81(a)(i) be applied, in any of the ways mentioned in rule 81(b), for the benefit of Security holders in full satisfaction of their interest in the capitalised sum, in the proportions to which those Security holders would be entitled to in a distribution of that sum by way of Dividend or if there is no proportional entitlement, as the Board determines.

(b)	The ways in which a sum may be applied for the benefit of Security holders under rule 81(a) are:

(i)	in paying up any amounts unpaid on Securities held by Security holders;

(ii)	in paying up in full unissued Securities to be issued to Security holders as fully paid;

(iii)	partly as mentioned in rule 81(b)(i) and partly as mentioned in rule 81(b)(ii); or

(iv)	any other application permitted by law.

(c)	Where the conditions of issue of a partly paid Security provide, the holder is entitled to participate in any application of a sum under rule 81(b) to a greater extent than would have been the case had those funds been distributed by Dividend but not to any greater extent than permitted by the terms of issue.

(d)	The Board may do all things it considers necessary to give effect to the resolution and, in particular, to the extent it considers necessary to adjust the rights of the Security holders amongst themselves, may:

(i)	fix the value for distribution of the specific assets or any part of those assets;

(ii)	issue fractional certificates or make cash payments in cases where Securities become issuable in fractions or determine that fractions may be disregarded or that any fractional entitlements are to be increased to the next whole number;

Constitution for MACQUARIE LEASING PTY. LIMITED

(iii)	vest any cash or specific assets in trustees on trust for the persons entitled as it determines; and

(iv)	authorise any person to make, on behalf of all the Security holders entitled to any further Securities on the capitalisation, an agreement with the company providing for the issue to them, credited as fully paid up, of any further Securities or for the payment by the company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing Securities by the application of their respective proportions of the sum resolved to be capitalised and any agreement made under that authority is effective and binding on all the Security holders concerned.

Indemnity and Insurance

82.	Indemnity

Every person who is or has been:

(a)	a director of the Company or of a wholly-owned subsidiary of the Company; or

(b)	a secretary of the Company or of a wholly-owned subsidiary of the Company;

is entitled to be indemnified out of the property of the Company against:

(c)	any liability incurred by the person in that capacity (except a liability for legal costs);

(d)	legal costs incurred in defending or resisting (or otherwise in connection with) proceedings whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity; and

(e)	legal costs incurred in good faith in obtaining legal advice on issues relevant to the performance of their functions and discharge of their duties as an officer of the Company or of a wholly-owned subsidiary of the Company, if that expenditure has been approved in accordance with the Company’s policy, except to the extent that:

(f)	the Company is forbidden by law to indemnify the person against the liability or legal costs; or

(g)	an indemnity by the Company of the person against the liability or legal costs, if given, would be made void by law.

Constitution for MACQUARIE LEASING PTY. LIMITED

83.	Insurance

The Company may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who is or has been a Director or Secretary of the Company or of a wholly-owned subsidiary of the Company against liability incurred by the person in that capacity, including a liability for legal costs, unless:

(a)	the Company is forbidden by law to pay or agree to pay the premium; or

(b)	the contract would, if the Company paid the premium, be made void by law.

Winding Up

84.	Winding Up

In a winding up of the company, the liquidator may distribute in specie the whole or any part of the company’s property among the shareholders.

Notices

85.	Notices Generally

(a)	Any Security holder who has not left at or sent to the registered office, a place of address or an electronic mail address (for registration in the register) at or to which all notices and documents of the company may be served or sent is not entitled to receive any notice.

(b)	A notice may be given by the company to any Security holder by, in its discretion:

(i)	serving it on the Security holder personally;

(ii)	sending it by post to the Security holder or leaving it at the Security holder’s address as shown in the Securities register or the address supplied by the Security holder to the company for the giving of notices;

(iii)	sending it to the fax number supplied by the Security holder to the company for the giving of notices;

(iv)	sending it electronically to the electronic mail address given by the Security holder to the company for giving notices; or

(v)	serving it in any manner contemplated in this rule 85(b) on a Security holder’s attorney as specified by the Security holder in a notice given under rule 85(c).

(c)	By written notice to the Secretary left at or sent to the registered office or Securities registry, a Security holder may request that all notices to be given by the company or the Board be served on the Security holder’s attorney at an address specified in the notice and the company may do so in its discretion.

(d)	Notice to a Security holder whose address for notices is outside Australia may be sent by airmail, air courier, fax or electronic mail.

Constitution for MACQUARIE LEASING PTY. LIMITED

(e)	Any notice sent by post is conclusively considered to have been served at the expiration of 24 hours after the envelope containing the notice is posted and, in proving service, it is sufficient to prove that the envelope containing the notice was properly addressed and posted. Any notice served on a Security holder personally or left at the Security holder’s registered address is conclusively considered to have been served when delivered. Any notice served on a Security holder by facsimile or other electronic transmission is conclusively considered to have been served when the transmission is sent.

(f)	Every person who, by operation of law, transfer or any other means, becomes entitled to be registered as the holder of any Securities is bound by every notice which, prior to the person’s name and address being entered in the Securities register in respect of the Securities, was properly given to the person from whom the person derived title to those Securities.

(g)	A notice served in accordance with this Constitution is (despite the fact that the Security holder is then dead and whether or not the company has notice of the Security holder’s death) conclusively considered to have been properly served in respect of any registered Securities, whether held solely or jointly with other persons by the Security holder, until some other person is registered in the Security holder’s place as the holder or joint holder. The service is sufficient service of the notice or document on the Security holder’s personal representative and any persons jointly interested with the Security holder in the Securities.

Constitution for MACQUARIE LEASING PTY. LIMITED

Consent to Terms of this Constitution

Each of the people named below as a shareholder consents to becoming a shareholder of the company, agrees to the terms of this Constitution and agrees to take up the number of the class of shares set out against the shareholder’s name for the amount.

Name and signature of corporate representative of shareholders

MACQUARIE CORPORATE AND ASSET FINANCE LIMITED

Signature of Corporate Representative

Paula Walsh
Name of Corporate Representative

17/3 - 2011